Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

American Graphics, Inc.
Berlin & Jones Co., LLC
Cadmus Delaware, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Government Publications Services, Inc.
Cadmus Hong Kong Limited
Cadmus Interactive, Inc.
Cadmus International Holdings, Inc.
Cadmus Investments, LLC
Cadmus Journal Services, Inc.
Cadmus KnowledgeWorks International Ltd. (Mauritius)
Cadmus Marketing Group, Inc.
Cadmus Marketing UK Limited (UK)
Cadmus Marketing, Inc.
Cadmus Packaging Company Limited (Thailand)
Cadmus Packaging Private Limited (India)
Cadmus Printing Group Inc.
Cadmus Technology Solutions, Inc.
Cadmus UK, Inc.
Cadmus/O’Keefe Marketing, Inc.
CDMS Management, LLC
Cenveo Alberta Finance, LP
Cenveo CEM, Inc.
Cenveo CEM, LLC
Cenveo Commercial Ohio, LLC
Cenveo Corporation
Cenveo Government Printing, Inc.
Cenveo McLaren Morris and Todd Company
Cenveo MM&T Packaging Company
Cenveo Omemee LLC
Cenveo Resale Ohio, LLC
Cenveo Services, LLC
CNMW Investments, Inc.
Colorhouse China, Inc.
Commercial Envelope Manufacturing Co., Inc.
Consolidated Converting Services, Inc.
CRX Holding, Inc.
CRX JV, LLC
Discount Labels, LLC
Expert Graphics, Inc.
Garamond/Pridemark Press, Inc.
Graphic Arts Center, Mexico, S.A. de C.V.
Henrich Envelope, LLC
KnowledgeWorks Global Ltd. (India)
Madison/Graham ColorGraphics Interstate Services, Inc.
Madison/Graham ColorGraphics, Inc.
MMTP Holdings, Inc.
Nova Scotia Company
Old TSI Inc.
PC Ink Corp.
Port City Press Inc.
Printegra Corporation
Rx JV Holding, Inc.

Rx Technology Corp.
Science Craftsman, Inc.
Vaughn Printers Incorporated
VSUB Holding Company
Washburn Graphics, Inc.